UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation or Organization)	001-36124 (Commission file number)	46-2116489 (IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 19, 2014, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 112,167,033 shares of the Company’s common stock were entitled to vote as of April 16, 2014, the record date for the Annual Meeting, of which 104,940,283 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1: Election of Two Class I Directors to hold office until the 2017 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Joseph W. Marshall, III	76,828,612	17,507,634	10,603,516
E. Scott Urdang	79,803,155	14,533,612	10,603,516

PROPOSAL 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2014.

For	Against	Abstentions	Broker Non-Votes
104,788,539	120,026	31,718	—

PROPOSAL 3: Approval on an advisory (non-binding) basis, of the Company’s named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
92,631,018	400,082	1,305,667	10,603,516

PROPOSAL 4: Approval on an advisory (non-binding) basis, of the frequency of future advisory votes to approve executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
46,602,648	202,075	47,020,960	511,084	10,603,516

In accordance with the shareholder vote on proposal 4, the Company has decided to hold an advisory vote on executive compensation every three years until the next required vote on the frequency of such votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2014	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
		Name:	Brandon J. Moore
		Title:	Senior Vice President, General Counsel and Secretary

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